EXHIBIT 10.1

                              INCSTAR CORPORATION
                               STOCK OPTION PLAN
                        (as amended September 14, 1995)

1.   Purpose of Plan.

     This Plan shall be known as the "INCSTAR Corporation Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in attracting and retaining key personnel, consultants or independent contractors of INCSTAR or any of its subsidiaries and members of the Scientific Advisory Board and the Scientific Advisory Panels, in order to assure the future success of INCSTAR Corporation, a Minnesota corporation ("INCSTAR"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business of INCSTAR, and to afford such personnel an opportunity and incentive to acquire a proprietary interest in INCSTAR and in its future success and progress. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.

2.   Stock Subject to Plan.

     Subject to the provisions of Section 14 hereof, the stock that is subject to options under the Plan is shares of INCSTAR's authorized common stock, par value $0.1 per share (the "Common Stock"). Subject to adjustment as provided in Section 14 hereof, the maximum number of shares with respect to which options may be exercised under this Plan shall be 1,200,000 shares. If an option under the Plan expires or for any reason is terminated without being exercised with respect to any shares, or for any other reason is or becomes unexercisable with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.   Administration of Plan.

     (a) The Plan shall be administered by a committee (the "Committee") consisting of two or more "outside directors" of INCSTAR, who satisfy the requirements of Section 162(m) of the Code and who are "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934 as presently in effect or as hereafter modified or amended. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to: (i) determine (A) the purchase price of the shares covered by each option, (B) the employees to whom and the times at which such options shall be granted and the number of shares to be subject to each option, (C) the terms of exercise of each option, (D) the form of payment to be made upon the exercise of an SAR as provided in Section 10 hereof of each option and (E) whether an option will be an Incentive Stock Option; (ii) accelerate the time at which all or any part of an option may be exercised; (iii) amend or modify the terms of any option with the consent of the optionee; (iv) interpret the Plan; (v) prescribe, amend and rescind rules and regulations relating to the Plan; (vi) determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), and (vii) make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 hereof to amend or terminate the Plan. The Committee's determinations with respect to such matters, unless otherwise disapproved by the Board of Directors of INCSTAR, shall be final and conclusive.

     (c) The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.   Eligibility.

     Incentive Stock Options may be granted under this Plan only to full or part-time employees of INCSTAR or any of its subsidiaries, including officers and directors of INCSTAR and such subsidiaries who are also employees. Options which do not qualify as Incentive Stock Options and SARs may be granted under this Plan to any full or part-time employee of INCSTAR or any of its subsidiaries, including officers and directors of INCSTAR and such subsidiaries, to consultants or independent contractors of INCSTAR or any of its subsidiaries, including members of the Scientific Advisory Board and the Scientific Advisory Panels as provided in Section 19 hereof, and to nonemployee directors of INCSTAR as provided in Section 9 hereof. In determining the persons to whom options or SARs shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the proposed grantees, their past, present and potential contributions to the success of INCSTAR, and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or SAR under this Plan may be granted an additional option or options or SAR or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent that the aggregate fair market value determined at the time an Incentive Stock Option is granted of the stock with respect to which all Incentive Stock Options owned by an optionee are exercisable for the first time by such optionee during any calendar year under all plans of his employer corporation and its parent and subsidiary corporations exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options.

5.   Price.

     The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such options. Except as provided in Section 9 hereof, the option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee, but shall not be less than 50% of the fair market value of the Common Stock at the date of granting of such options. For such purposes and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than (a) the closing price of the Common Stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, or (b) the last sale price of the Common Stock if the Common Stock is then quoted on the NASDAQ National Market System, or (c) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined, or (d) if the Common Stock is not publicly traded, such value as the Committee shall in good faith determine after taking into account such facts and circumstances and taking such action as it determines are appropriate.

6.   Term.

     Subject to the provisions of Sections 9, 11 and 19 hereof, each option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option agreement with respect thereto, which date shall be no later than the tenth anniversary of the date of grant. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan.

7.   Exercise of Option.

     (a) Subject to the provisions of Section 11 hereof, the Committee shall have full and complete authority to determine whether an option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

     (b) The exercise of any option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) An optionee electing to exercise an option shall give written notice to INCSTAR of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to INCSTAR either in cash (including check, bank draft or money order) or, at the discretion of and as specified by the Committee, (i) by delivering certificates representing Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares. Until the optionee has been issued a certificate or certificates representing the shares
subject to     such exercise, he shall possess no rights as a shareholder with respect to such shares.

8.   Additional Restrictions.

     (a) The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired upon exercise of any option shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto. Any such restriction shall be set forth in the agreement relating to such options.

     (b) No person may be granted any option or options, for more than 200,000 shares of Common Stock, in the aggregate, in any three calendar year period beginning with the period commencing January 1, 1994 and ending December 31, 1996.

9.   Options to Nonemployee Directors.

       (a) Each director of INCSTAR who is not an employee of INCSTAR or any of its subsidiaries shall be granted an option to purchase 10,000 shares of Common Stock on (i) the date of the director's initial election to the Board of Directors, and (ii) on the date of the annual meeting of shareholders in each third year thereafter if the director has served continuously during the interim period and will continue in office after the annual meeting. The exercise price of each option shall be equal to 100% of the fair market value of the Common Stock on the date of grant. Such options shall not qualify as Incentive Stock Options, shall become exercisable in equal portions on the first, second and third anniversaries of the date of grant and shall expire on the tenth anniversary of the date of grant. Clause (ii) of the first sentence of this paragraph was adopted on September 7, 1993. For the initial implementation of clause (ii), each director who would have been eligible to receive an option on the date of the 1993 annual meeting of shareholders shall be granted an option as of September 7, 1993 on the terms set forth in this paragraph and shall not be eligible to receive another option pursuant to the Plan until the annual meeting of shareholders in 1996. No portion of the option may be exercised until the Plan, as amended, has been approved by the shareholders of the Company.

     (b) Options shall be subject to the terms and conditions of Sections 7, 11, 13 and 17, except that the provisions with respect to termination for changes in status set forth in to Section 11 shall be modified by substituting service as a director in lieu of employment.

     (c) This Section 9 shall not be amended more than once every six months other than to comport with changes in the Code, the Employees Retirement Income Security Act or the rules and regulations thereunder.

10.  Alternative Stock Appreciation Rights.

     (a) At the time of grant of an option under the Plan (or at any time thereafter as to options which are not Incentive Stock Options), the Committee, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right ("SAR") for all or any part of the number of shares covered by the holder's option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an optionholder shall provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when the corresponding option is eligible to be exercised. The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce his option rights. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Committee may later (as to options which are not Incentive Stock Options) grant to the optionholder an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any optionholder shall at no time exceed the total number of shares covered by his unexercised options.

      (b) SARs shall be exercised by the delivery to INCSTAR of a written notice which shall state that the optionee elects to exercise an SAR as to the option shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him in cash and what portion, if any, he requests be paid to him in Common Stock. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock or in any combination of cash and Common Stock as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR is exercised multiplied by the number of shares as to which the SAR is exercised. An SAR may be exercised only when the SAR exercise amount is positive.

     (c) An SAR may only be exercised in compliance with Rule 16b-3 of the Securities Exchange Act of 1934 as presently in effect or as hereafter modified or amended if the same shall be in effect on the date of exercise.

     (d) All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR.

11.  Effect of Termination of Employment, Death or Disability.

     (a) In the event that an optionee shall cease to be employed by INCSTAR or any of its subsidiaries for any reason other than willful and material misconduct, death or disability, such optionee shall have the right to exercise the option at any time within 3 months after such termination of employment to the extent of the full number of shares that such optionee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee shall cease to be employed by INCSTAR or any of its subsidiaries by reason of his willful and material misconduct, his options shall be terminated as of the date of the misconduct.

     (c) If an optionee shall die while in the employ of INCSTAR or a subsidiary or within 3 months after termination of employment for any reason other than willful and material misconduct, or if such optionee's employment by INCSTAR or any of its subsidiaries shall terminate by reason of optionee's disability, and such optionee shall not have fully exercised any option granted under the Plan, such option may be exercised at any time within 12 months after such death or (in the case of disability) termination of employment by the personal representatives, administrators or guardian of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of shares such optionee was entitled to purchase under the option on the date of such death or termination of employment.

     (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of INCSTAR or any of its subsidiaries or affect, in any way, the right of INCSTAR or any of its subsidiaries to terminate any optionee's employment at any time.

12.  Ten Percent Shareholder Rule.

     Notwithstanding any other provision of the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of INCSTAR possessing more than 10% of the total combined voting power of all classes of stock of INCSTAR or its parent or subsidiary corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of INCSTAR on the date of grant, and such option by its terms shall not be exercisable after the fifth anniversary of such date of grant.

13.  Non-Transferability.

     Except as provided in Section 11(c), (a) no option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution, and (b) during the lifetime of an optionee the option shall be exercisable only by such optionee.

14.  Dilution or Other Adjustments.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the capitalization or corporate structure of INCSTAR, the Committee shall make appropriate adjustments in the Plan and any options or SARs outstanding under the Plan. Such adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and such changes in the number of shares and the price per share subject to outstanding options and the amount payable upon exercise of outstanding SARs as are necessary in order to prevent dilution or enlargement of option or SAR rights.

15.  Amendment or Discontinuance of Plan.

     The Board of Directors may amend or discontinue the Plan at any time. Except as provided in Section 14 hereof, however, no amendment of the Plan that is not approved by the shareholders of INCSTAR shall (a) increase the maximum number of shares subject to the Plan, (b) decrease the minimum option price provided in Section 5 hereof, (c) extend the maximum option term under Section 6 hereof, or (d) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option granted under the Plan without the consent of the holder of the option.

16.  Time of Granting.

     The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of INCSTAR and the person to whom such right is granted. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of INCSTAR, and no action taken by the Committee or the Board of Directors other than the execution and delivery of an option agreement, shall constitute the granting of an option hereunder.

17.  Income Tax Withholding.

     In order to comply with all applicable federal or state income tax laws or regulations, INCSTAR may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes which are the sole and absolute responsibility of an optionee under the Plan are withheld or collected from such optionee. In order to assist an optionee in paying all federal and state taxes to be withheld or collected upon exercise of an option which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, may permit the optionee to satisfy such tax obligation by (a) electing to have INCSTAR withhold a portion of the shares otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of such taxes or (b) delivering to INCSTAR shares of Common Stock other than the shares issuable upon exercise of such option with a fair market value, determined in accordance with Section 5 hereof, equal to such taxes. The election must be made on or before the date that the amount of tax to be withheld is determined.

18.  Effective Date and Termination of Plan.

     (a) Subject to approval of the Plan by the shareholders of INCSTAR, the effective date of the Plan, as amended, is March 4, 1994, the date of adoption of the most recent amendments to the Plan by the Board of Directors of INCSTAR.

     (b) Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate on the tenth anniversary of the effective date set forth in (a) above. No option may be granted after such termination, but termination of the Plan shall not, without the consent of an optionee, alter or impair any rights or obligations under any option theretofore granted.

19. Options to Members of Scientific Advisory Board and Scientific Advisory Panels.

     (a) If permitted by the academic, research, medical or other institution or institutions with which a member of the Scientific Advisory Board of INCSTAR, may be associated, each such member shall be granted an option to purchase 4,000 shares of Common Stock on the date such member executes a Scientific Advisory Board Agreement with the Company; provided, that no such grant shall be made to a member of the Committee; and provided, further, that the number of shares of Common Stock subject to such grant, together with the aggregate number of shares of Common Stock subject to grants made to such person pursuant to Section 19(b) within the preceding two years, shall not exceed 4,000 shares. The exercise price of each such option shall be the fair market value of the Common Stock (as determined in accordance with Section 5) on such date. Such options shall not qualify as Incentive Stock Options, shall become exercisable in equal portions on the first and second anniversaries of the date of grant, provided in each case that the recipient of the option is a member of the Scientific Advisory Board on such date, and shall expire on the fifth anniversary of the date of grant.

     (b) If permitted by the academic, research, medical or other institution or institutions with which a member of a Scientific Advisory Panel of INCSTAR, may be associated, each such member shall be granted an option to purchase 2,000 shares of Common Stock of the Company on the date such member executes a Scientific Advisory Panel Agreement with the Company; provided, that no such grant shall be made to a member of the Committee; and provided, further, that no such grant shall be made to any person who has been granted an option pursuant to Section 19(a) within the preceding two years. The exercise price of each such option shall be the fair market value of the Common Stock (as determined in accordance with Section 5) on such date. Such options shall not qualify as Incentive Stock Options, shall become exercisable in equal portions on the first and second anniversaries of the date of grant, provided in each case that the recipient of the option is a member of the relevant Scientific Advisory Panel on such date, and shall expire on the fifth anniversary of the date of grant.

     (c) Options granted pursuant to this Section 19 shall be subject to the terms and conditions of Sections 7, 11, 13, 14, 16 and 17, except that the provisions with respect to termination for changes in status set forth in
Section 11 shall be modified by substituting service on the Scientific Advisory Board or the relevant Scientific Advisory Panel in lieu of employment. This
Section 19 was adopted on September 14, 1995, and no portion of any option granted pursuant to this Section 19 may be exercised until the Plan, as amended on such date, has been approved by the shareholders of INCSTAR.